ELECTRONICS FUND

SCHEDULE OF INVESTMENTS (Unaudited)

December 31, 2007

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 99.3%

Fairchild Semiconductor

International, Inc.*

13,590 $

196,104

Intel Corp.

77,224 $

2,058,792

Teradyne, Inc.*†

18,445

190,721

Taiwan Semiconductor

SiRF Technology Holdings,

Manufacturing Co. Ltd. — SP

Inc.*†

7,490

188,224

ADR

112,368

1,119,185

Skyworks Solutions, Inc.*

21,630

183,855

Texas Instruments, Inc.

32,107

1,072,374

Microsemi Corp.*†

8,238

182,389

MEMC Electronic Materials,

Formfactor, Inc.*†

5,400

178,740

Inc.*

9,625

851,716

Cymer, Inc.*†

4,563

177,638

Applied Materials, Inc.

41,954

745,103

Amkor Technology, Inc.*†

19,929

169,994

Nvidia Corp.*

19,815

674,106

Diodes, Inc.*†

5,519

165,956

ASML Holding NV

18,885

590,912

PMC - Sierra, Inc.*

25,113

164,239

STMicroelectronics NV — SP

MKS Instruments, Inc.*†

8,467

162,058

ADR

38,070

544,401

RF Micro Devices, Inc.*†

26,867

153,411

Analog Devices, Inc.

14,950

473,915

Semtech Corp.*†

9,169

142,303

KLA-Tencor Corp.†

9,694

466,863

FEI Co.*

5,573

138,378

Broadcom Corp. — Class A*

17,601

460,090

Cabot Microelectronics Corp.*

3,682

132,221

Maxim Integrated Products,

OmniVision Technologies,

Inc.

17,087

452,464

Inc.*†

7,680

120,192

Marvell Technology Group

Spansion, Inc.*

21,006

________

82,554

Ltd.*

30,705

429,256

Total Common Stocks

Microchip Technology, Inc.

13,435

422,128

(Cost $13,710,079)

________

19,602,981

Linear Technology Corp.†

13,208

420,411

Face

Cypress Semiconductor

Amount

Corp.*†

11,476

413,480

REPURCHASE AGREEMENTS

Infineon Technologies AG —

0.4%

SP ADR*

35,422

412,312

Collateralized by U.S. Treasury

Altera Corp.

19,598

378,633

Obligations

Xilinx, Inc.

17,142

374,895

National Semiconductor Corp.

16,197

366,700

Lehman Brothers Holdings, Inc.

Lam Research Corp.*†

7,785

336,545

issued 12/31/07 at 1.00%

Micron Technology, Inc.*†

43,323

314,092

due 01/02/08

$

87,294

Novellus Systems, Inc.*†

10,803

297,839

________

87,294

Intersil Corp. — Class A

10,418

255,033

Total Repurchase Agreements

International Rectifier Corp.*

7,395

251,208

(Cost $87,294)

________

87,294

Advanced Micro Devices,

SECURITIES LENDING COLLATERAL 14.5%

Inc.*†

32,575

244,312

Investment in Securities Lending Short

Varian Semiconductor

Term

Equipment Associates, Inc.*†

6,523

241,351

Investment Portfolio Held

Cree, Inc.*†

8,736

239,978

by U.S. Bank

2,864,240

________

2,864,240

Rambus, Inc.*

11,400

238,716

Total Securities Lending Collateral

Tessera Technologies, Inc.*†

5,620

233,792

(Cost $2,864,240)

______

______

2,864,240

Silicon Laboratories, Inc.*

5,887

220,350

Total Investments 114.2%

ON Semiconductor Corp.*†

24,805

220,268

(Cost $16,661,613)

$

________

22,554,515

Atheros Communications, Inc.*

7,193

219,674

Atmel Corp.*

49,685

214,639

Liabilities in Excess of Other

Integrated Device Technology,

Assets – (14.2)%

$

________

(2,810,817)

Inc.*

18,880

213,533

Net Assets – 100.0%

$

19,743,698

Hittite Microwave Corp.*†

4,260

203,458

*

Non-Income Producing Security.

†

All or a portion of this security is on loan at December 31, 2007.

Sigma Designs, Inc.*†

3,650

201,480

ADR - American Depository Receipt

1